Cricut, Inc. Reports Fourth Quarter and Full Year 2021 Financial Results
Delivered full year revenue of $1.3 billion, 36% growth over 2020
Total users grew to over 6.4 million, up 48% over Q4 2020
Paid subscribers climbed to over 2.0 million at end of 2021, up 56% over end of Q4 2020
Delivered 5th consecutive year of profitability with net income of $140.5 million; $211.6 million of EBITDA
SOUTH JORDAN, Utah, March 8, 2022 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its fourth quarter and full year ended December 31, 2021.
“This was an exciting year for us. We grew the business to $1.3 billion in revenue, up 36% over 2020. This is a remarkable milestone for the company as we continue to extend our platform, launch new products, broaden our user base and enter new markets around the world.” said Ashish Arora, Chief Executive Officer of Cricut. "Underlying key trends, like personalization and digitization of tools, drove nearly 2.1 million new users to the platform. As we head into 2022, our strong focus on profitable growth prioritizes user engagement and monetization in the short term, while investing in expanding the platform for longer term growth."
Fourth Quarter 2021 Financial Results
•Revenue was $387.8 million, up approximately 5% over Q4 2020 and up 123% on a two-year basis.
•Connected machine revenue was $158.1 million, down 7% over Q4 2020 and up nearly 98% on a two-year basis.
•Subscriptions revenue was $55.7 million, up 51% over Q4 2020 and up nearly 257% on a two-year basis.
•Accessories and materials revenue was $174.0 million, up nearly 7% over Q4 2020 and up 123% on a two-year basis.
•Gross margin was 27.0%, down from 33.6% in Q4 2020 and up from 23.1% in Q4 2019. Q4 2021 gross margin was impacted by a higher level of promotions, pricing reserves, and inflation cost pressures compared to prior years.
•Operating income was $25.8 million, or 6.7% of total revenue, compared to $79.6 million, or 21.5% of revenue in Q4 2020. On a two-year basis, operating income was up 124%, compared to $11.5 million, or 6.6% of revenue in Q4 2019.
•Net income was $11.9 million, down approximately 81% over Q4 2020, and was 3.1% of revenue, compared to $61.4 million, or 16.6% of revenue in Q4 2020. On a two-year basis, net income was up approximately 53%, compared to $7.8 million, or 4.5% of revenue in Q4 2019.
•Diluted earnings per share was $0.05.
•EBITDA, was $31.8 million, or 8.2% of revenue, and included $10.1 million of stock-based compensation expense. Q4 2020 EBITDA was $83.5 million, or 22.5% of revenue, and included $4.5 million of stock-based compensation expense. On a two-year basis, EBITDA was up 122%, compared to $14.3 million, or 8.2% of revenue in Q4 2019.
•International revenue grew approximately 53% over Q4 2020 and was 14% of total revenue, up from 10% of total revenue in Q4 2020 and 4% of total revenue in Q4 2019.

Full Year 2021 Financial Results
•Revenue was $1.3 billion, up 36% over FY 2020 and up 168% on a two-year basis.
•Connected machine revenue was $548.2 million, up nearly 32% over FY 2020 and up nearly 177% on a two-year basis.
•Subscriptions revenue was $205.9 million, up 85% over FY 2020 and up 282% on a two-year basis.
•Accessories and materials revenue was $552.2 million, up 28% over FY 2020 and up 135% on a two-year basis.
•Gross margin was 35.0%, relatively flat with 34.7% in FY 2020 and up from 29.3% in FY 2019.

•Operating income was $192.4 million, or 14.7% of total revenue, compared to $200.5 million, or 20.9% of revenue in FY 2020. On a two-year basis, operating income was up 259%, compared to $53.6 million, or 11.0% of revenue in FY 2019.
•Net income was $140.5 million, down 9% over FY 2020, and was 10.8% of revenue, compared to $154.6 million, or 16.1% of revenue in FY 2020. On a two-year basis, net income was up 258%, compared to $39.2 million, or 8.1% of revenue in FY 2019.
•Diluted earnings per share was $0.64.
•EBITDA, was $211.6 million, or 16.2% of revenue, and included $38.1 million of stock-based compensation expense. FY 2020 EBITDA was $214.4 million, or 22.4% of revenue, and included $9.5 million of stock-based compensation expense. On a two-year basis, EBITDA was up nearly 238%, compared to $62.7 million, or 12.9% of revenue in FY 2019.
•International revenue grew approximately 110% over FY 2020 and was 11% of total revenue, up from 7% of total revenue in FY 2020 and about 4% of total revenue in FY 2019.

EBITDA and EBITDA margin are non-GAAP measures and are reconciled to the corresponding GAAP measures at the end of this release.
“The past year was highlighted by many accomplishments. We saw continued strong revenue growth, significantly invested in the business, grew inventory back to strong levels, successfully navigated some challenging supply chain logistics, and continued to generate profits,” said Marty Petersen, Chief Financial Officer of Cricut. "We believe the fundamentals of our business and the industry trends that drive our platform expansion remain intact. Our diversified revenue stream and consistent track record of driving profitability demonstrate our discipline to manage through macro-economic uncertainty."
Recent Business Highlights
•Grew engagement on the platform:
◦Grew total users on the platform by over 2 million during 2021. As of the end of 2021, total users on the platform were up 48% year over year to over 6.4 million.
◦Number of engaged users significantly increased. As of the end of Q4 2021, there were 3.8 million engaged users, an increase of approximately 1.0 million, or 36% compared to Q4 2020. As a percentage of total users, as of December 31, 2021, 60% of Cricut users had created with their connected machines in the trailing 90 days.
◦Paid subscribers grew to over 2.0 million by the end of 2021, up 56% year over year.
•Launched new products:
◦Released new connected machines, Cricut Explore 3 and Cricut Maker 3, in 2021 with updated features and functionality.
◦Extended the platform with the launch of new tools and accessories. In early 2021, we entered the gift category with the introduction of the Cricut Mug Press. Since the end of 2021, we expanded into the lighting category with the introduction of Cricut Bright 360, and, most recently, announced a lineup of new heat presses including EasyPress 3, Cricut Hat Press and Cricut Autopress which drive engagement and expand use cases.
•Expanded international footprint:
◦Revenue from international markets grew approximately 110% year over year and represent 11% of total revenue in 2021.
◦Entered into 16 new markets since the end of 2020, including Israel, Hong Kong, Italy, Mexico, and several countries within the Middle East and Nordics. Cricut products are now available in over 45 countries around the world with a growing retail footprint.
◦Launched direct to consumer sites in UK, Ireland, France, and Germany.

•Extended the platform:
◦Continued to increase the content and functionality exclusively available to Cricut Access subscribers, including the introduction of tools like Automatic Background Remover. Now over 200,000 images, over 700 fonts, and thousands of ready to make projects are available to Cricut Access subscribers.
◦Design Space now features Destination Pages that highlight specific content, projects, and images curated for holidays, events, or inspiring new use cases.
◦Improved mobile experience with new iOS mobile application for Cricut Design Space creating closer parity to the desktop experience and updates to the Cricut Joy app to enable new features and functionality.
◦Launched Cricut Learn in October 2021, a comprehensive resource featuring short, expert-led video education as well as live, interactive virtual classes; had over 80,000 participants since launch.
◦Introducing our Contributing Artist Program, which will enable a new marketplace for artists to upload artwork to Cricut Design Space and be compensated based on how their artwork is used by Cricut members for their projects. This program now actively in beta will provide millions of Cricut users access to new, authentic, and diverse content.

Key Performance Metrics and Non-GAAP Financial Measures

	As of December 31,
	2021	2020
Users (in thousands)	6,409	4,323
Percentage of Users Creating in Trailing 90 Days	60%	65%
Paid Subscribers (in thousands)	2,037	1,303

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Subscription ARPU	$9.18	$9.23	$38.37	$32.52
Accessories and Materials ARPU	$28.66	$40.76	$102.91	$125.88
EBITDA (in millions)	$31.8	$83.5	$211.6	$214.4
EBITDA includes stock-based compensation expense.

Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, March 8, 2021 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time).
Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com. The live call may also be accessed via telephone at (833) 398-1017 toll-free domestically and at (914) 987-7715 internationally. Please reference conference ID: 6933049. A transcript of the prepared remarks will also be available following the conference call.
About Cricut, Inc.
Cricut, Inc. is a creative technology platform company dedicated to encouraging new ways for people to experience making at home. Cricut’s mission is to unleash the creative potential of its users with innovations that bring ideas to life in the form of professional-looking, personalized handmade projects. Cricut’s industry-leading products include its flagship line of smart cutting machines— the Cricut Maker® family, the Cricut Explore® family, and Cricut Joy®— accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to Cricut’s core offerings, the brand also fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.

Media Contact:
Kriselle Laran
pr@cricut.com
Investor Contact:
Stacie Clements
investors@cricut.com
Source: Cricut, Inc.

Key Performance Metrics
In addition to the measures presented in our consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.
Glossary of Terms
Users: We define a User as a registered user of at least one registered connected machine as of the end of a period. One user may own multiple registered connected machines, but is only counted once if that user registers those connected machines by using the same email address.
Engaged Users: We define the Engaged Users as users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days.
Percentage of Users Creating in Trailing 90 Days: We define the Percentage of Users Creating in Trailing 90 Days (Engaged Users) as the percentage of users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days. We calculate the percentage by dividing the number of Engaged Users in the period by the total user base.
Paid Subscribers: We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period.
Subscription ARPU: We define Subscription ARPU as Subscriptions revenue divided by average users in a period.
Accessories and Materials ARPU: We define Accessories and Materials ARPU as Accessories and Materials revenue divided by average users in a period. Accessories and Materials ARPU fluctuates over time as we introduce new accessories and materials at various price points and as the volume and mix of accessories and materials purchased changes.

Cautionary Statement Regarding Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation and tariffs that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, such as the ongoing COVID-19 pandemic and any resulting economic slowdown, governmental action, stay-at-home order or other resulting interruption to our operations. These risks and uncertainties are described in greater detail under the heading “Risk Factors” in the most recent form 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenue:
Connected machines	$158,105	$170,915	$548,205	$416,714
Subscriptions	55,743	36,923	205,858	111,337
Accessories and materials	173,978	163,128	552,164	430,979
Total revenue	387,826	370,966	1,306,227	959,030
Cost of revenue:
Connected machines	160,467	146,253	484,025	351,898
Subscriptions	6,444	4,164	21,961	13,125
Accessories and materials	116,093	95,800	342,791	261,633
Total cost of revenue	283,004	246,217	848,777	626,656
Gross profit	104,822	124,749	457,450	332,374
Operating expenses:
Research and development	22,979	11,146	79,814	38,930
Sales and marketing	43,151	23,785	133,963	63,329
General and administrative	12,851	10,234	51,268	29,602
Total operating expenses	78,981	45,165	265,045	131,861
Income from operations	25,841	79,584	192,405	200,513
Total other expense, net	(41)	(76)	(32)	(1,320)
Income before provision for income taxes	25,800	79,508	192,373	199,193
Provision for income taxes	13,876	18,060	51,900	44,615
Net income	$11,924	$61,448	$140,473	$154,578
Other comprehensive income (loss):
Change in foreign currency translation adjustment, net of tax	(39)	84	(64)	37
Comprehensive income	11,885	61,532	140,409	154,615
Earnings per share, basic	$0.06	$0.30	$0.67	$0.74
Earnings per share, diluted	$0.05	$0.30	$0.64	$0.74
Weighted-average common shares outstanding, basic	210,776,177	208,116,104	208,833,827	208,116,104
Weighted-average common shares outstanding, diluted	222,897,188	208,116,104	219,776,069	208,116,104

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of December 31, 2021	As of December 31, 2020

Assets
Current assets:
Cash and cash equivalents	$241,597	$122,215
Accounts receivable, net	199,508	162,931
Inventories	454,174	248,745
Prepaid expenses and other current assets	32,820	4,916
Total current assets	928,099	538,807
Property and equipment, net	53,261	33,441
Operating lease right-of-use assets	17,653	—
Intangible assets, net	1,520	2,280
Deferred tax assets	3,255	3,119
Other assets	2,462	3,753
Total assets	$1,006,250	$581,400
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$204,714	$251,658
Accrued expenses and other current liabilities	69,351	71,324
Deferred revenue, current portion	30,547	23,518
Operating lease liabilities, current portion	3,755	—
Total current liabilities	308,367	346,500
Operating lease liabilities, net of current portion	15,780	—
Deferred revenue, net of current portion	4,858	2,758
Other non-current liabilities	3,269	3,217
Total liabilities	332,274	352,475
Commitments and contingencies (Note 12)
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2021. 0 shares issued, authorized or outstanding as of December 31, 2020.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of December 31, 2021, 221,913,559 shares issued and outstanding as of December 31, 2021; 257,058,262 shares authorized as of December 31, 2020, 208,116,104 shares issued and outstanding as of December 31, 2020	222	208
Additional paid-in capital	717,369	412,741
Accumulated deficit	(43,560)	(184,033)
Accumulated other comprehensive income (loss)	(55)	9
Total stockholders’ equity	673,976	228,925
Total liabilities and stockholders’ equity	$1,006,250	$581,400

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Years Ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net income	$140,473	$154,578	$39,211
Adjustments to reconcile net income to net cash and cash equivalents (used in) provided by operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	19,388	14,116	9,178
Impairment of trade name	—	—	747
Stock-based compensation	38,074	9,484	1,845
Deferred income tax	(135)	(2,463)	(1,257)
Non-cash lease expense	4,186	—	—
(Gain) loss on disposal of property and equipment	(2)	—	16
Provision for inventory obsolescence	5,070	2,802	5,193
Provision for doubtful accounts	1,096	128	699
Loss on extinguishment of debt	—	162	—
Changes in operating assets and liabilities:
Accounts receivable	(37,673)	(97,625)	(4,876)
Inventories	(207,978)	(37,979)	(73,233)
Prepaid expenses and other current assets	(27,942)	(2,991)	4,550
Other assets	(934)	(450)	(79)
Accounts payable	(46,667)	157,023	10,340
Accrued expenses and other current liabilities and other non-current liabilities	3,639	39,732	7,454
Operating lease liabilities	(4,672)	—	—
Deferred revenue	9,128	11,710	4,073
Net cash and cash equivalents (used in) provided by operating activities	(104,949)	248,227	3,861
Cash flows from investing activities:
Acquisitions of property and equipment, including capitalized software development costs	(35,786)	(21,842)	(14,095)
Net cash and cash equivalents (used in) provided by investing activities	(35,786)	(21,842)	(14,095)
Cash flows from financing activities:
Proceeds from capital contributions	200	1,088	1,296
Proceeds from issuance of common stock upon initial public offering, net of offering costs	262,007	—	—
Repurchase of compensatory units	(170)	(3,038)	(728)
Proceeds from exercise of stock options	272	—	—
Employee tax withholding payments on stock-based awards	(2,017)	—	—
Payments on term loan	—	(22,917)	(4,417)
Drawdowns on revolving loan	—	228,269	502,730
Payments on revolving loan	—	(260,862)	(487,755)
Payments on capital leases	—	(81)	(127)
Payments for debt issuance costs	—	(854)	(103)
Cash dividend	—	(51,202)	—
Other financing activities, net	(48)	(1,318)	—
Net cash and cash equivalents (used in) provided by financing activities	260,244	(110,915)	10,896
Effect of exchange rate on changes on cash and cash equivalents	(127)	92	(25)
Net increase in cash and cash equivalents	119,382	115,562	637
Cash and cash equivalents at beginning of period	122,215	6,653	6,016
Cash and cash equivalents at end of period	$241,597	$122,215	$6,653
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	14	1,306	3,301
Cash paid during the period for income taxes	81,132	42,315	6,652

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands)

	Years Ended December 31,
	2021		2020	2019
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$6,805		$—	$—
Refinance of credit facility	$—	—	$—	$11,667
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$3,355		$2,585	$4,245
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$860		$—	$—
Stock-based compensation capitalized for software development costs	$1,607		$253	$85
Deferred offering costs in accounts payable and accrued expenses and other current liabilities	$—		$623	$—
Reclassification of liability awards to equity upon modification	$10,784		$—	$—
Leasehold improvements acquired through tenant allowances	$—		$936	$—
Purchased unit equivalents issued in settlement of bonus	$—		$1,364	$—

Use of Non-GAAP Financial Measures
EBITDA and EBITDA Margin
We calculate EBITDA as net income adjusted to exclude: interest expense, net; income taxes; and depreciation and amortization expense. Stock-based compensation is included in our EBITDA calculation. EBITDA Margin is calculated by dividing EBITDA by total revenue.
We use EBITDA and EBITDA Margin as a measure of operating performance in our business. We believe this non-GAAP financial measure is useful to investors for period-to-period comparisons of our business and in understanding and evaluating our results of operations for the following reasons:
•EBITDA and EBITDA Margin are widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as depreciation and amortization expense, interest expense and income taxes that can vary substantially from company to company depending upon their financing and the method by which assets were acquired;
•Our management uses EBITDA and EBITDA Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core results of operations and the effectiveness of our business strategy and in evaluating our financial performance; and
•EBITDA and EBITDA Margin provide consistency and comparability with our past financial performance, facilitate period-to-period comparisons of our core results of operations and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Our use of EBITDA and EBITDA Margin has limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. Some of these limitations are, or may in the future be, as follows:
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and EBITDA Margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and EBITDA Margin do not reflect the portion of software development costs that we capitalize under GAAP, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our investment in new products;
•EBITDA and EBITDA Margin do not reflect: (i) changes in, or cash requirements for, our working capital needs, (ii) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us or (iii) tax payments that may represent a reduction in cash available to us.
Because of these limitations, we believe EBITDA and EBITDA Margin should be considered along with other operating and financial performance measures presented in accordance with GAAP.
Beginning the first quarter ending March 31, 2022, we will be able to provide year-over-year earnings per share comparisons post IPO. Therefore going forward, management will begin focusing on operating income and earnings per share as the key metrics for measuring operating performance and managing the long-term business. Fourth quarter 2021 will be the last time we highlight EBITDA as a key metric. Note that operating income is closely aligned with how we have calculated EBITDA.

The following table presents a reconciliation of EBITDA to net income and EBITDA Margin to net income margin, the most directly comparable financial measures prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended December 31,			Years Ended December 31,
	2021	2020	2019	2021	2020	2019
(in thousands)
Net income	$11,924	$61,448	$7,789	$140,473	$154,578	$39,211
Net income margin	3.1%	16.6%	4.5%	10.8%	16.1%	8.1%
Adjusted to exclude the following:
Depreciation and amortization expense	$5,956	$3,906	$2,787	$19,109	$14,003	$9,108
Interest expense, net	$26	$74	$1,229	$159	$1,155	$3,291
Corporate income tax expense	$13,876	$18,060	$2,502	$51,900	$44,615	$11,057
EBITDA	$31,782	$83,488	$14,307	$211,641	$214,351	$62,667
EBITDA margin	8.2%	22.5%	8.2%	16.2%	22.4%	12.9%

Note: EBITDA includes stock-based compensation expense of $10.1 million for the three months ended December 31, 2021, $4.5 million for the three months ended December 31, 2020, and $0.6 million for the three months ended December 31, 2019. EBITDA includes stock-based compensation expense of $38.1 million for the year ended December 31, 2021, $9.5 million for the year ended December 31, 2020, and $1.8 million for the year ended December 31, 2019. EBITDA includes $29.9 million in recurring stock-based compensation expense and $8.2 million in one-time expenses related to the corporate reorganization associated with the IPO in the year ended December 31, 2021.